SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2007
SLM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	File No. 001-13251 (Commission File Number)	52-2013874 (IRS Employer Identification Number)

12061 Bluemont Way, Reston, Virginia	20190
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (703) 810-3000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 (a): Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
As a result of an evaluation of the classifications of our cash flows that SLM Corporation (the “Company”) management initiated in the fourth quarter of 2006, management became aware of several incorrect classifications in its Consolidated Statement of Cash Flows, primarily related to restricted cash accounts involving on-balance sheet securitizations. Specific to this item, management determined that changes in restricted cash related to on-balance sheet securitizations were classified within the operating section of the Consolidated Statement of Cash Flows and should have been classified within the investing section.
As a result of these incorrect classifications in its Consolidated Statement of Cash Flows, on February 26, 2007, management recommended to the Audit Committee of the Board of Directors that the Consolidated Financial Statements for the years ended December 31, 2005 and 2004 and the related financial information for those periods and the interim Consolidated Statements of Cash Flows for the periods ended September 30, 2006, June 30, 2006, March 31, 2006 and the periods ended September 30, 2005, June 30, 2005, March 31, 2005 should not be relied upon and should be restated to reflect the correct classification of the cash flows. The Audit Committee of the Company’s Board of Directors agreed with the above conclusions. In addition, management and the Audit Committee have discussed these matters with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.
The Consolidated Financial Statements for the years ended December 31, 2005 and 2004 and the related financial information and reports of the Company’s independent registered public accounting firm for those periods, and the Consolidated Statements of Cash Flows for the periods ended September 30, 2006, June 30, 2006, March 31, 2006 and for the periods ended September 30, 2005, June 30, 2005, March 31, 2005 are restated in the Company’s Annual Report on Form 10-K, which was filed on the date of this report. The Consolidated Statements of Cash Flows for the quarterly periods are restated in footnote 21 to the Consolidated Financial Statements in that Annual Report.
The restatement of the Consolidated Statement of Cash Flows will have no impact on previously reported total cash and cash equivalents. In addition, the restatement will have no effect on the Company’s Consolidated Statement of Income (including, but not limited to, net income), Consolidated Balance Sheet or Consolidated Statement of Changes in Stockholder’s Equity for any period.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION
By:	/s/ C.E. Andrews
	Name:	C.E. Andrews
	Title:	Executive Vice President and Chief Financial Officer

Dated: March 1, 2007